AMENDMENT TO CERTIFICATE OF
                            INCORPORATION OF AMERICAN
                                LIFE GROUP, INC.

         American Life Group, Inc., formerly The Statesman Group, Inc. (hereinafter the "Corporation") existing pursuant to the General Corporation Law, desiring to give notice of corporate action effectuating amendment of a certain provision of its Certificate of Incorporation sets forth the following facts:

         Paragraph 1 of the Certificate of the Powers, Designations, Preferences and Rights of the 1994 Series Preferred Stock is hereby amended by increasing the number of designated shares of such stock from 150,000 shares to 250,000 shares. Except as set forth above, all of the terms and provisions of paragraph 1 remain in full force and effect.

         This Amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned hereby executes this Amendment to the Certificate of Incorporation of the Corporation and certifies to the truth of the facts herein stated this 31st day of October, 1995.

                                         AMERICAN LIFE GROUP, INC.



                                         By:/s/ Lawrence W. Inlow
                                            ------------------------
                                            Lawrence W. Inlow,
                                            Executive Vice President
State of Indiana  )
                  )ss:
County of Hamilton)

         On October 31, 1995, in the County of Hamilton, before me, a Notary Public duly commissioned and qualified, in and for the state and county aforesaid, personally appeared Lawrence W. Inlow, and who executed the foregoing amendment, and acknowledged to me that he executed the same; and being by me duly sworn, did depose and say that he is the incumbent Executive Vice President of American Life Group, Inc.; that, as such officer, he keeps the corporate minute books and seal of the Corporation; and that the foregoing certificate is true to his own knowledge.

         Subscribed and sworn to before me this 31st day of October, 1995.

                                                 /s/ Stephanie Swaney
Commission Expires:  January 6, 1999             ------------------------
Residing in:  Marion County                          Stephanie Swaney,
                                                       Notary Public

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